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                                                                    EXHIBIT 3.2

                              ARTICLES OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                           PROGRESSIVE NETWORKS, INC.

         Pursuant to RCW 23B.10.060 of the Washington Business Corporation Act, the undersigned corporation hereby submits the following amendment to the corporation's Amended and Restated Articles of Incorporation.

         1.     The name of the corporation is Progressive Networks, Inc.

         2.     The text of the amendment to Article I as adopted is as follows:

                    The name of this corporation is RealNetworks, Inc.

         3.     The date of adoption of such amendment was September 24, 1997.

         4. The amendment was adopted by the Board of Directors without shareholder action pursuant to the provisions of RCW 23B.10.020, and shareholder action was not required.

         5. These Articles of Amendment will be effective upon filing with the Secretary of State of the State of Washington.


         DATED:  September 26, 1997.


                                       PROGRESSIVE NETWORKS, INC.



                                       By  /s/ Bruce Jacobsen
                                         ---------------------------------
                                          Bruce Jacobsen, President